UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 4, 2008

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

(310) 394-6000

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2008, Mace Siegel retired from his executive officer position as the Chairman of the Board and an employee of The Macerich Company (the “Company”), but will continue as a director. In recognition of his long years of dedicated service to the Company, Mr. Siegel will hold the title of Founder and Chairman Emeritus of the Company.

On September 4, 2008, the Board of Directors elected the following individuals to the positions set forth opposite their respective name, effective September 4, 2008.

Name	Position

Arthur M. Coppola	Chairman of the Board* and Chief Executive Officer
Edward C. Coppola	President*
Tony Grossi	Senior Executive Vice President*, Chief Operating Officer and Chief Economist
Thomas E. O’Hern	Senior Executive Vice President*, Chief Financial Officer and Treasurer
Richard A. Bayer	Senior Executive Vice President*, Chief Legal Officer and Secretary

*Indicates a new position

As President, Mr. Edward Coppola will receive an annual salary of $800,000. His annual incentive bonus potential will range from (i) zero to a maximum of 200% of base salary if the Compensation Committee determines that the target performance level is achieved and (ii) zero to a maximum of 400% of base salary if the Compensation Committee determines that the high performance level is met. All annual incentive bonuses are discretionary. The compensation for the other above-named executive officers will remain unchanged.

The Company will retain Mr. Siegel as a consultant for five years to provide upon request his advisory services to Messrs. Arthur and Edward Coppola. His annual compensation will be $350,000.

Further information required by Item 5.02 (c) of Form 8-K regarding each of these executive officers was previously reported in the definitive proxy statement for Macerich’s 2008 Annual Meeting of Stockholders which was filed with the SEC on April 24, 2008 and is hereby incorporated by reference and made available at www.macerich.com within the Investing header and SEC Filings link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 4, 2008	The Macerich Company

	By:	/s/ Richard A. Bayer
Richard A. Bayer
Senior Executive Vice President, Chief Legal Officer and Secretary